EXHIBIT 21

                              LIST OF SUBSIDIARIES

1.       The Company holds 100% of the outstanding capital stock of:
                          Continental Homes, Inc. ("CHI") (Delaware)
                          KDB Homes, Inc. (Delaware)
                          L & W Investments, Inc. (California)
                          Rancho Carrillo, Inc. (Delaware)
                          Continental Homes of Texas, Inc. (Texas)
                          Miltex Management, Inc. ("MMI") (Texas)
                          Milburn Investments, Inc. ("MMI") (Texas)
                          Homeco, Inc. ("HI") (Texas)

2.       CHI holds 100% of the outstanding capital stock of:
                          American Western Mortgage Company ("AWMC") (Colorado) CHI Construction Company (Arizona)

3.       AWMC holds 100% of the outstanding capital stock of:
                          CHI Finance Corp. (Arizona)

4.       MMI holds 1% of the partnership interest of:
                          Miltex Mortgage of Texas Limited Partnership
                          Miltex Financial IV General Partnership

5.       MII holds 99% of the partnership interest of:
                          Miltex Mortgage of Texas Limited Partnership
                          Miltex Financial IV General Partnership
                          Homeco/Killeen Limited Partnership

6.       MII holds 100% of the ourstanding capital stock of:
                          Travis County Title Company (Texas)
                          Acheter, Inc. ("Acheter") (Texas)
                          R.O.S. Corporation (Texas)

7.       HI holds 1% of the partnership interest of:
                          Homeco/Killeen Limited Partnership

8.       Acheter holds 100% of the outstanding capital stock of:
                          Settlement Corporation (Texas)